Exhibit 99.1

Investor Contact:	Media Contact:
Mark Kimbrough	Ed Fishbough
(615) 344-2688	(615) 344-2810

HCA Previews 2013 First Quarter Results

Volume Weakness Impacts Quarter

Nashville, Tenn., April 15, 2013 – HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the first quarter ended March 31, 2013. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the first quarter of 2013 will be approximately $8.440 billion compared to $8.405 billion in the first quarter of 2012. Income before income taxes for the first quarter is expected to approximate $639 million compared to $963 million in the prior year. Adjusted EBITDA for the first quarter is expected to be approximately $1.568 billion compared to $1.823 billion in the previous year’s first quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling income before income taxes to Adjusted EBITDA is included in this release.

Results for the first quarter of 2013 are anticipated to include pretax losses on sales of facilities of approximately $16 million, or $0.02 per diluted share, and a pretax loss on retirement of debt of approximately $17 million, or $0.03 per diluted share. Results for the first quarter of 2012 include net favorable Medicare adjustments which increased revenues by $188 million, Adjusted EBITDA by $170 million and earnings per diluted share by $0.22.

Results for the first quarter of 2013 were impacted by a slowdown in the rate of growth in admissions and a weakness in outpatient volumes, both of which were distributed across our portfolio and occurred largely during the second half of the period. Same facility admissions for the quarter increased 0.1 percent while same facility equivalent admissions declined 0.7 percent, compared to the prior year’s increases of 3.2 percent and 4.8 percent, respectively. Adjusting for “leap year’s” extra business day in 2012, same facility admissions would have increased 1.3 percent and equivalent admissions would have increased 0.4 percent in the first quarter of 2013 compared to the first quarter of 2012. Volume growth trends moderated across all payor classes with managed care/commercial same facility equivalent admissions declining approximately 4.6 percent in the current quarter compared to an increase of 2.8 percent in the first quarter of 2012.

Same facility revenue per equivalent admission is expected to increase approximately 0.8 percent in the first quarter of 2013 compared to the prior year’s first quarter. Excluding the net favorable Medicare adjustments in the first quarter of 2012, same facility revenue per equivalent admission would have increased approximately 3.5 percent in the first quarter of 2013 compared to the adjusted first quarter of 2012.

Same facility emergency room visits increased 3.8 percent in the first quarter of 2013 compared to the prior year period. Same facility inpatient surgeries declined 2.6 percent and same facility outpatient surgeries declined 4.3 percent in the first quarter of 2013 compared to the first quarter of 2012. The Company began making adjustments to its cost structure during the first quarter to respond to the weakness in patient volumes.

The Company today is reaffirming its previously issued guidance ranges for 2013.

HCA anticipates reporting its complete financial results for the first quarter of 2013 on, or about, May 2, 2013.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts and are subject to finalization of the Company’s first quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 (“BCA”) and the outcome of negotiations and legislation related to BCA-mandated spending reductions, which include cuts to Medicare payments, (3) the effects related to the enactment and implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (4) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

HCA Holdings, Inc.

Supplemental Operating Results Summary

(Dollars in millions)

	First Quarter
	2013	2012
	(Preliminary Estimates)
Income before income taxes	$639	$963
Depreciation and amortization	424	417
Interest expense	472	442
Losses on sales of facilities	16	1
Loss on retirement of debt	17	—

Adjusted EBITDA (a)	$1,568	$1,823

(a)	Adjusted EBITDA is a non-GAAP financial measure. We believe that Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (GAAP income before income taxes) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods of the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains or losses on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to income before income taxes as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

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